UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, Impinj, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”) on June 6, 2024. At the Annual Meeting, the Company’s stockholders approved the amendment of the Company’s amended and restated certificate of incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. A certificate of amendment to the amended and restated certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on June 6, 2024, and is effective as of that date. The foregoing description of the Company’s amended and restated certificate of incorporation is qualified in its entirety to the full text of the amended and restated certificate of incorporation attached as Exhibit 3.1 and incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Thursday, June 6, 2024, the Company held the Annual Meeting at 9:00 a.m., Pacific Time. At the Annual Meeting, 22,703,980 shares of the Company’s common stock, or approximately 81.91% of the 27,717,098 shares of common stock entitled to vote, were present in person or by proxy and voted on the following four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2024.

Proposal 1. Election of Directors

The stockholders elected as directors the seven individuals listed below to serve until the Company’s 2025 annual meeting of stockholders, or until their successors are duly elected and qualified. The voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel Gibson	21,017,537	36,567	219,700	1,430,176
Umesh Padval	20,621,026	566,604	86,175	1,430,175
Steve Sanghi	17,893,092	3,295,808	84,904	1,430,176
Cathal Phelan	21,173,321	82,909	17,574	1,430,176
Meera Rao	20,730,042	526,880	16,881	1,430,177
Chris Diorio, Ph.D.	21,238,456	19,486	15,863	1,430,175
Miron Washington	21,226,722	29,822	17,260	1,430,176

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,672,112	15,745	16,123	—

Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)

The stockholders approved a proposal for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,835,846	1,412,385	25,574	1,430,175

Proposal 4. Amendment of Amended and Restated Certificate of Incorporation

The stockholders approved a proposal for the amendment of the Company’s amended and restated certificate of incorporation to limit the liability of certain officers of the Company as permitted by Delaware law. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,667,176	583,595	23,032	1,430,177

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Impinj, Inc., as filed with the Secretary of State of the State of Delaware on June 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: June 7, 2024